UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 2, 2009

GENESIS PHARMACEUTICALS ENTERPRISES, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-86347	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200
(Address of principal executive offices and zip code)

(0086)535-7282997
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.

On February 9, 2009, Genesis Pharmaceuticals Enterprises, Inc., a Florida corporation (the “Company”) announced in a Press Release the withdrawal of two arbitrations against the Company by China West II, LLC (“China West II”) and China West, LLC (“China West”). The Company further announced the decision of the American Arbitration Association to award Capital Research Group Partners, Inc. (“CRGP”) and Capital Research Group, Inc. (“CRG”) a net total of $980,070.50.

In June 2008, China West II filed a demand for arbitration with the American Arbitration Association against the Company and Joshua Tan, a former director of the Company, seeking damages of approximately $6.7 million for an alleged breach of contract by the Company in connection with the Company’s October 2007 reverse merger. On January 28, 2009, the Company received a letter from the American Arbitration Association indicating that China West II had withdrawn the arbitration without prejudice.

In November 2008, China West filed a demand for arbitration with the American Arbitration Association against the Company and Joshua Tan seeking damages of approximately $7.5 million for an alleged breach of contract and breach of fiduciary duty by the Company in connection with the Company’s October 2007 reverse merger. On January 28, 2009, the Company received a notification via electronic mail indicating that China West had withdrawn the arbitration without prejudice.

In December 4, 2007, CRG and CRGP, former consultants of the Company, filed a demand for arbitration with the American Arbitration Association against the Company for an alleged breach of three years consulting agreement by the Company, seeking damages of approximately $13.8 million and $13.7 million , respectively. The amount of damages sought by CRG and CRGP was equal to the dollar value of approximately 29,978,900 shares of the Company’s common stock (Pre 40-to-1 reverse split). On February 2, 2009, upon hearing the claims of CRG and CRGP and the Company’s counterclaims, the arbitration panel awarded CRG and CRGP jointly, a net total of $980,070.50.  The arbitration panel also denied the requests of CRG and CRGP for costs and pre-judgment interest, stating that once the award was satisfied, CRG and CRGP would have no further claims against the Company’s common stock or other property that were the subject of the arbitration.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

By:  /s/ Cao Wubo

Name: Cao Wubo
Title: Chief Executive officer

Dated: February 9, 2009